Exhibit 99.1

FOR IMMEDIATE RELEASE

25 April 2012

For Additional Information:

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Littlefield Corporation Announces
Q1 2012 Results

Littlefield Corporation (OTCQB: LTFD) today announced results for the first quarter of 2012.

The Company achieved its second highest record level of quarterly bingo revenue in the Company’s history and net income of $238,761.

The Q1 2012 results include approximately $179,000 of notable items:

❖	$35,000 of expense associated with hall start-ups in Texas
❖	$113,000 of legal expense for Texas and South Carolina, and
❖	$31,000 for non-cash stock-based compensation.

The Q1 2011 results include approximately $244,000 of notable items:

❖	$135,000 of expense associated with hall start-ups in Texas
❖	$82,000 of legal expense for South Carolina, Texas and its Furtney litigation,
❖	$25,000 for non-cash stock-based compensation and $2,000 of asset disposals.

Q1 2012 Earnings                                                                                                                                                                                                                                          Page: 2

HIGHLIGHTS

Highlights of the first quarter compared to the prior year follow:

1.	Total consolidated Q1 2012 revenue of $2,876,393 was the second highest record of first quarter bingo revenue and was up $24,584 or 1% from last year.

2.	Total consolidated Q1 2012 gross profit including the noted items was $1,063,410 versus $1,206,929 in the prior year.

3.	Total gross profit margin was 37% of revenue versus 42% of revenue in 2011.

4.	Net income including the noted items was $238,761 versus $410,686 last year.

The following report is based upon unaudited financial statements.

REVENUE
	Q1 2012	Q1 2011	Variance	% Change
LTFD Corporation	$2,876,393	$2,851,809	$24,584	1%
Entertainment	2,849,939	2,828,731	21,208	1%
Other	26,454	23,078	3,376	NM

The revenue changes reflect the increasing contribution of new halls acquired throughout last year which offset the effects of two halls closed at the end of last year and weakness in one of our regional submarkets. Other revenue reflects ancillary revenue not included in Entertainment.

Our historical trend of revenue changes, which will be shown in the webcast and conference call on Friday, correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.

GROSS PROFIT
	Q1 2012	Q1 2011	Variance	% Change
LTFD Corporation	$1,063,410	$1,206,929	($143,519)	(12%)
Entertainment	1,036,956	1,183,851	(146,895)	(12%)
Other	26,454	23,078	3,376	NM
Gross profit %	37%	42%

The Entertainment gross profit decrease was mainly attributed to the impact of increasing the number of managers at the Company to support our anticipated future growth in number of bingo halls and increased marketing expenses in certain regional submarkets.

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CORPORATE OVERHEAD

	2012	2011	Variance	% Change
FIRST QUARTER	$614,275	$617,803	($3,528)	(1%)

Corporate overhead approximated the same level incurred in the prior year’s quarter. See the reconciliation of GAAP and Non-GAAP financial measures which follows.

NET INCOME and BASIC EPS

	2012	2011	Variance
Q1 Net Income excluding noted items	$417,663	$654,307	($236,644)
Q1 Net Income	$238,761	$410,686	($171,925)
Q1 Basic Earnings per share	$0.01	$0.02	($0.01)
Q1 Basic weighted average shares outstanding	17,337,901	17,324,439	13,462

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“We achieved the second highest level of bingo revenue in the history of the Company.  This is notable given the challenge to offset the impact of closing two bingo halls whose leases expired in accordance with the terms of those leases in December last year.

We continued to reduce the unfavorable impact on earnings of start-up operations and expect to see one of the three reach breakeven this year.  Legal costs this quarter were higher than we should see towards the end of this year.

We continue to evaluate opportunities to improve our financial performance and we will continue to diligently pursue them through acquisitions, improvements in returns from existing bingo halls and the deployment of better management and modern marketing.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

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Earnings will be discussed in a conference call on Friday, April 27, 2012, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

The conference call can also be heard live on the internet at www.investorcalendar.com type in the Littlefield ticker symbol “ltfd”. Questions may be sent to President and CEO, Jeffrey L. Minch in advance at jminch@littlefield.com, or in person by calling (512) 476-5141.  Questions may also be asked during the question and answer period at the end of the conference call.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	Q1 2012	Q1 2011
Gross profit (GAAP basis)	$1,063,410	$1,206,929
Hall start-up activities	34,995	134,633
Gross profit (non-GAAP basis)	$1,098,405	$1,341,562

Corporate overhead	Q1 2012	Q1 2011
General and administrative expenses (GAAP basis)	$778,139	$745,019
Stock-based compensation	(30,486)	(25,317)
Noted legal expenses	(113,421)	(82,122)
Depreciation and amortization	(19,957)	(19,777)
	(163,864)	(127,216)
Corporate overhead (non-GAAP basis)	$614,275	$617,803

Q1 2012 Earnings                                                                                                                                                                                                                                          Page: 5

Income (loss) from continuing operations	Q1 2012	Q1 2011
Operating income (loss) (GAAP basis)	$238,761	$410,686
Hall start-up activities	34,995	134,633
Stock-based compensation	30,486	25,317
Noted legal expenses	113,421	82,122
Other asset disposals	---	1,549
	178,902	243,621
Income (loss) excluding noted items (non-GAAP basis)	$417,663	$654,307

 In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

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